                                                                     Exhibit 5.1






                              [COMPANY LETTERHEAD]
                                 August 10, 2000



Tiffany & Co.
727 Fifth Avenue
New York, New York   10022

Gentlemen:

As Senior Vice President, General Counsel and Secretary of Tiffany & Co., a Delaware corporation (the "Company"), I am familiar with the Company's Registration Statement on Form S-8 dated August 9, 2000 (the "Registration Statement") to be filed with the Securities and Exchange Commission. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Act"), of 884,218 additional shares (the "Shares") of the Company's common stock, $0.01 par value per share, issuable pursuant to the Company's 1998 Employee Incentive Plan (the "Employee Plan"), and approved by the Company's stockholders on May 18, 2000.

In that connection, I have examined originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary for the purposes of this opinion, including the following: (a) the Certificate of Incorporation and By-Laws of the Company, as amended, (b) resolutions adopted by the Board of Directors of the Company at meetings held on May 18, 2000, (c) resolutions adopted by the stockholders of the Company on May 18, 2000, and (d) the Employee Plan. For purposes of this opinion, I have assumed the genuineness of the signatures and authority of persons signing documents on behalf of parties other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company.

This opinion is delivered pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Act.

Tiffany & Co.
August 10, 2000
Page Two
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Based upon the foregoing, I am of the opinion that the Shares will be, upon issuance and delivery and payment therefor in the manner described in the Employee Plan and the option agreements issued thereunder, duly and validly authorized, issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                                Sincerely,


                                                /s/ Patrick B. Dorsey
                                                ---------------------
                                                Patrick B. Dorsey
                                                Senior Vice President,
                                                General Counsel and Secretary